Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Mark R. Gerke
Chief Financial Officer
414.459.4012
markgerke@wsbonline.com

Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2020.
WAUWATOSA, WI – 10/26/2020 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $26.3 million, or $1.08 per diluted share for the quarter ended September 30, 2020 compared to $10.9 million, or $0.42 per diluted share for the quarter ended September 30, 2019. Net income per diluted share was $2.15 for the nine months ended September 30, 2020 compared to net income per diluted share of $1.03 for the nine months ended September 30, 2019.
“We are proud of the efforts from the entire team that resulted in a second consecutive record quarterly profits”, said Douglas Gordon, CEO of Waterstone Financial, Inc. “The ability to service and meet the demands of customers continues to show in our results. Our strong financial position has aided us in an environment that continues to present challenges.”

Highlights of the Quarter Ended September 30, 2020

Waterstone Financial, Inc. (Consolidated)

•	Consolidated net income of Waterstone Financial, Inc. totaled $26.3 million for the quarter ended September 30, 2020, compared to $10.9 million for the quarter ended September 30, 2019.
•	Consolidated return on average assets was 4.78% for the quarter ended September 30, 2020 compared to 2.17% for the quarter ended September 30, 2019.
•	Consolidated return on average equity was 26.30% for the quarter ended September 30, 2020 and 11.15% for the quarter ended September 30, 2019.
•
Dividends declared totaled $0.12 per share and we repurchased approximately 800,000 shares at a cost of $12.3 million during the quarter ended September 30, 2020 as a result of our strong financial position.

Community Banking Segment

•	Pre-tax income totaled $7.7 million for the quarter ended September 30, 2020, which represents a 11.3% decrease compared to $8.7 million for the quarter ended September 30, 2019.
•	Net interest income totaled $13.5 million for the quarter ended September 30, 2020, which represents a 3.1% decrease compared to $13.9 million for the quarter ended September 30, 2019.
•
Average loans held for investment totaled $1.43 billion during the quarter ended September 30, 2020, which represents an increase of $49.7 million, or 3.6%, compared to $1.38 billion for the quarter ended September 30, 2019. The $30.1 million of loans originated throughout the nine months ended September 30, 2020 for the Paycheck Protection Program (PPP) contributed to the growth. Average loans held for investment increased $8.5 million, or 2.4% annualized, compared to $1.42 billion for the quarter ended June 30, 2020.

•
Net interest margin decreased 17 basis points to 2.63% for the quarter ended September 30, 2020 compared to 2.80% for the quarter ended September 30, 2019, which was a result of the decrease in yield of interest-earning assets as rates on loans, investments, and cash decreased. Net interest margin increased one basis point compared to 2.62% for the quarter ended June 30, 2020.

•
The segment had a $1.0 million provision for loan losses for the quarter ended September 30, 2020 compared to a negative provision for loan losses of $150,000 for the quarter ended September 30, 2019. The provision expense recorded during the third quarter of 2020 was primarily due to an increase in the loan downgrades to our Watch category. Net recoveries totaled $85,000 for the quarter ended September 30, 2020, compared to net recoveries of $10,000 for the quarter ended September 30, 2019.

•
Noninterest income increased $1.7 million for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019, primarily due to a gain on death benefit as there were two death benefits received on bank-owned life insurance policies in the current quarter.

•
Noninterest expense increased $1.1 million for the quarter ended September 30, 2020 compared to the quarter ended September 30, 2019. Compensation, payroll taxes and other employee benefits expense increased $925,000 due to increases in health insurance claims, salaries related to the addition of two bank branch locations and annual merit increases, in addition to an increase in variable compensation expense as the company met certain performance incentives. Other noninterest expense increased $235,000 as we received a credit for FDIC premiums in 2019 but not in 2020.

•	The efficiency ratio was 47.23% for the quarter ended September 30, 2020, compared to 43.97% for the quarter ended September 30, 2019.
•
Average deposits (excluding escrow accounts) totaled $1.18 billion during the quarter ended September 30, 2020, an increase of $133.8 million, or 12.8%, compared to $1.05 billion during the quarter ended September 30, 2019. Average deposits increased $52.8 million, or 18.7% annualized compared to the $1.13 billion for the quarter ended June 30, 2020.

•	Nonperforming assets as percentage of total assets was 0.31% at September 30, 2020, 0.28% at June 30, 2020, and 0.41% at September 30, 2019.
•	Past due loans as percentage of total loans was 0.39% at September 30, 2020, 0.45% at June 30, 2020, and 0.62% at September 30, 2019.
•	The PPP loans totaled $30.1 million as of September 30, 2020.
•
The Company held approximately $8.9 million in loans, representing 0.6% of the total loan portfolio as of September 30, 2020, which had been modified as either a deferment of principal or principal and interest since the beginning of the pandemic. Of the $8.9 million in loans, $3.2 million qualify as modifications under the CARES Act.  The remaining $5.7 million represents s a loan that is classified as a troubled debt restructuring.  As of June 30 2020, the Company held approximately $121.1 million in loans, representing 8.4% of the total loan portfolio at that date, which had been modified as either a deferment of principal or principal and interest since the beginning of the pandemic and qualified as modifications under the CARES Act.

Mortgage Banking Segment

•	Pre-tax income totaled $27.4 million for the quarter ended September 30, 2020, compared to $5.7 million for the quarter ended September 30, 2019.
•
Loan originations increased $445.4 million, or 52.3%, to $1.30 billion during the quarter ended September 30, 2020, compared to $851.3 million during the quarter ended September 30, 2019. Origination volume relative to purchase activity accounted for 64.1% of originations for the quarter ended September 30, 2020 compared to 79.0% of total originations for the quarter ended September 30, 2019.

•	Mortgage banking income increased $36.6 million, or 100.2%, to $73.1 million for the quarter ended September 30, 2020, compared to $36.5 million for the quarter ended September 30, 2019.
•	Gross margin on loans sold increased to 5.44% for the quarter ended September 30, 2020, compared to 4.30% for the quarter ended September 30, 2019.
•
Total compensation, payroll taxes and other employee benefits increased $10.9 million, or 46.3%, to $34.6 million during the quarter ended September 30, 2020 compared to $23.6 million during the quarter ended September 30, 2019.  The increase primarily related to increased commission expense and branch manager compensation driven by increased loan origination volume and branch profitability.

•	Professional fees increased $3.8 million to $4.5 million primarily due to a tentative settlement agreement related to the Herrington litigation.
•
Other noninterest expense increased $719,000, or 41.7%, to $2.4 million during the quarter ended September 30, 2020 compared to $1.7 million during the quarter ended September 30, 2019.  The increase related to amortization of mortgage servicing rights as the value of the servicing portfolio has increased in 2020 compared to 2019.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin along with a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For The Three Months Ended September 30, 2020	For The Three Months Ended September 30, 2019	For The Nine Months Ended September 30, 2020	For The Nine Months Ended September 30, 2019
	(In Thousands, except per share amounts)			
Interest income:				
Loans	$ 18,224	$ 18,558	$ 54,404	$ 53,688
Mortgage-related securities	588	737	1,960	2,260
Debt securities, federal funds sold and short-term investments	732	1,083	2,493	3,515
Total interest income	19,544	20,378	58,857	59,463
Interest expense:				
Deposits	3,495	4,479	11,760	12,813
Borrowings	2,640	2,745	7,913	7,579
Total interest expense	6,135	7,224	19,673	20,392
Net interest income	13,409	13,154	39,184	39,071
Provision for loan losses	1,025	(80)	6,310	(730)
Net interest income after provision for loan losses	12,384	13,234	32,874	39,801
Noninterest income:				
Service charges on loans and deposits	672	503	3,384	1,272
Increase in cash surrender value of life insurance	714	728	1,587	1,579
Mortgage banking income	72,112	36,062	166,292	93,526
Other	2,265	201	2,868	564
Total noninterest income	75,763	37,494	174,131	96,941
Noninterest expenses:				
Compensation, payroll taxes, and other employee benefits	39,405	27,514	100,695	75,227
Occupancy, office furniture, and equipment	2,469	2,629	7,744	8,085
Advertising	861	913	2,625	2,834
Data processing	922	1,003	3,023	2,641
Communications	339	358	994	1,039
Professional fees	4,738	954	7,647	2,438
Real estate owned	11	24	55	75
Loan processing expense	1,336	858	3,620	2,542
Other	2,920	1,979	9,495	6,055
Total noninterest expenses	53,001	36,232	135,898	100,936
Income before income taxes	35,146	14,496	71,107	35,806
Income tax expense	8,853	3,572	17,797	8,697
Net income	$ 26,293	$ 10,924	$ 53,310	$ 27,109
Income per share:				
Basic	$ 1.08	$ 0.42	$ 2.16	$ 1.04
Diluted	$ 1.08	$ 0.42	$ 2.15	$ 1.03
Weighted average shares outstanding:				
Basic	24,297	25,772	24,720	26,168
Diluted	24,380	25,962	24,842	26,372

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

		September 30, 2020		December 31, 2019
		(Unaudited)		
		(In Thousands, except per share amounts)		
Assets				
Cash	$	54,681	$	52,814
Federal funds sold		21,151		12,704
Interest-earning deposits in other financial institutions and other short term investments		10,730		8,782
Cash and cash equivalents		86,562		74,300
Securities available for sale (at fair value)		153,201		178,476
Loans held for sale (at fair value)		385,803		220,123
Loans receivable		1,434,132		1,388,031
Less: Allowance for loan losses		18,844		12,387
Loans receivable, net		1,415,288		1,375,644
Office properties and equipment, net		23,961		25,028
Federal Home Loan Bank stock (at cost)		26,720		21,150
Cash surrender value of life insurance		63,255		69,665
Real estate owned, net		772		748
Prepaid expenses and other assets		65,260		31,213
Total assets	$	2,220,822	$	1,996,347
Liabilities and Shareholders' Equity				
Liabilities:				
Demand deposits	$	169,218	$	130,063
Money market and savings deposits		271,283		197,942
Time deposits		744,150		739,771
Total deposits		1,184,651		1,067,776
Borrowings		552,126		483,562
Advance payments by borrowers for taxes		25,987		4,212
Other liabilities		58,629		47,111
Total liabilities		1,821,393		1,602,661
Shareholders' equity:				
Preferred stock		-		-
Common stock		252		271
Additional paid-in capital		182,960		211,997
Retained earnings		229,289		197,393
Unearned ESOP shares		(15,727)		(16,617)
Accumulated other comprehensive income, net of taxes		2,655		642
Total shareholders' equity		399,429		393,686
Total liabilities and shareholders' equity	$	2,220,822	$	1,996,347
Share Information				
Shares outstanding		25,220		27,148
Book value per share	$	15.84	$	14.50
Closing market price	$	15.49	$	19.03
Price to book ratio		97.79%		131.24%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended				
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Average balances	(Dollars in Thousands)				
Interest-earning assets					
Loans receivable and held for sale	$ 1,766,715	$ 1,759,970	$ 1,562,097	$ 1,573,190	$ 1,579,575
Mortgage related securities	96,529	105,727	112,089	110,426	114,051
Debt securities, federal funds sold and short term investments	166,160	164,306	206,485	183,447	169,621
Total interest-earning assets	2,029,404	2,030,003	1,880,671	1,867,063	1,863,247
Noninterest-earning assets	160,526	147,342	132,283	125,904	137,723
Total assets	$ 2,189,930	$ 2,177,345	$ 2,012,954	$ 1,992,967	$ 2,000,970
Interest-bearing liabilities					
Demand accounts	$ 50,590	$ 45,289	$ 39,886	$ 38,650	$ 37,015
Money market, savings, and escrow accounts	282,349	252,500	218,942	215,332	206,474
Certificates of deposit	741,265	730,573	734,147	737,726	739,544
Total interest-bearing deposits	1,074,204	1,028,362	992,975	991,708	983,033
Borrowings	531,588	609,863	495,595	485,482	509,099
Total interest-bearing liabilities	1,605,792	1,638,225	1,488,570	1,477,190	1,492,132
Noninterest-bearing demand deposits	129,911	115,605	92,627	85,815	86,849
Noninterest-bearing liabilities	56,451	47,140	40,609	38,580	33,130
Total liabilities	1,792,154	1,800,970	1,621,806	1,601,585	1,612,111
Equity	397,776	376,375	391,148	391,382	388,859
Total liabilities and equity	$ 2,189,930	$ 2,177,345	$ 2,012,954	$ 1,992,967	$ 2,000,970
Average Yield/Costs (annualized)					
Loans receivable and held for sale	4.10%	4.23%	4.55%	4.68%	4.66%
Mortgage related securities	2.42%	2.55%	2.52%	2.58%	2.56%
Debt securities, federal funds sold and short term investments	1.75%	1.71%	2.07%	2.19%	2.53%
Total interest-earning assets	3.83%	3.93%	4.16%	4.31%	4.34%
Demand accounts	0.09%	0.08%	0.08%	0.10%	0.09%
Money market and savings accounts	0.67%	0.74%	0.78%	0.66%	0.57%
Certificates of deposit	1.62%	1.91%	2.13%	2.20%	2.24%
Total interest-bearing deposits	1.29%	1.54%	1.75%	1.79%	1.81%
Borrowings	1.98%	1.76%	2.12%	2.20%	2.14%
Total interest-bearing liabilities	1.52%	1.62%	1.87%	1.92%	1.92%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended				
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Dollars in Thousands)				
Condensed Results of Operations:					
Net interest income	$ (58)	$ (511)	$ (379)	$ (399)	$ (774)
Provision for loan losses	25	175	35	30	70
Total noninterest income	73,143	64,218	30,798	32,440	36,535
Noninterest expenses:					
Compensation, payroll taxes, and other employee benefits	34,559	32,139	19,387	21,975	23,616
Occupancy, office furniture and equipment	1,595	1,668	1,727	1,627	1,687
Advertising	609	567	652	734	711
Data processing	426	413	395	402	411
Communications	226	226	241	227	268
Professional fees	4,465	850	1,620	1,000	688
Real estate owned	-	-	-	30	-
Loan processing expense	1,336	1,208	1,076	746	858
Other	2,444	3,239	2,552	1,918	1,725
Total noninterest expense	45,660	40,310	27,650	28,659	29,964
Income before income taxes	27,400	23,222	2,734	3,352	5,727
Income tax expense	7,284	6,440	768	921	1,584
Net income	$ 20,116	$ 16,782	$ 1,966	$ 2,431	$ 4,143
Efficiency ratio - QTD	62.48%	63.27%	90.90%	89.44%	83.79%
Efficiency ratio - YTD	67.95%	72.70%	90.90%	87.47%	86.79%
Loan originations	$ 1,296,725	$ 1,142,683	$ 708,840	$ 777,073	$ 851,297
Purchase	64.1%	55.5%	68.3%	72.1%	79.0%
Refinance	**35.9%**	44.5%	31.7%	**27.9%**	21.0%
Gross margin on loans sold[(1)]	5.44%	5.45%	4.08%	4.27%	4.30%

(1) - Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations